TIDAL TRUST III 485BPOS

Exhibit 99.(i)(xxii)

March 16, 2026

VIA E-MAIL

Mr. Eric W. Falkeis

c/o Tidal Trust III

234 West Florida Street, Suite 700

Milwaukee, Wisconsin 53204

Re:	Rule 485(b) Representation of Counsel

Dear Mr. Falkeis:

We are counsel to Tidal Trust III (the “Registrant”). You have asked us to review Post-Effective Amendment No. 176 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-221764 and 811-23312) (the “Amendment”) on behalf of Registrant’s series, Defiance Bitcoin vs Ether ETF, Defiance Ether vs Bitcoin ETF, Defiance Bitcoin vs Gold ETF and Defiance Gold vs Bitcoin ETF, which is being filed pursuant to paragraph (b)(1) of Rule 485 under the Securities Act of 1933, as amended.

Based on our limited review of the sections of the Amendment that you have indicated implement changes to the Registrant’s disclosures, we hereby represent our view that the Amendment does not contain disclosures that would render it ineligible to become effective under paragraph (b) of Rule 485.

Very truly yours,

/s/ Rachael L. Schwartz

Rachael L. Schwartz

for Sullivan & Worcester LLP